Page 1

ATSG's Fourth Quarter Pretax Earnings from Continuing Operations Increases 17 Percent
Continued Freighter Fleet Expansion Will Drive Growth in 2012
WILMINGTON, Ohio, March 5, 2012 - Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported improved financial results for the fourth quarter of 2011.  Highlights of the fourth quarter, compared to the prior-year period include:

•	Pretax earnings from continuing operations were $23.3 million, up 17 percent. The total includes $0.6 million in 2011 unrealized gains on derivative instruments.

•	Net earnings from continuing operations were $13.5 million, or $0.21 per share diluted, up 14 percent.

•
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $48.7 million, up five percent. For more information, see the table included in this release describing and reconciling EBITDA and other non-GAAP measures to GAAP results.

•	Revenues of $166.5 million, down 7 percent. Excluding reimbursable expenses, primarily fuel, revenues increased 5 percent.

"Results from nine additional 767 freighters in service in the fourth quarter of 2011, compared to the fourth quarter 2010, helped to offset the effect of the wind-down of our business with DB Schenker through the quarter," Joe Hete, President and CEO of ATSG, said. “Some of that cargo volume shifted to the freighters we operate for DHL, allowing us to retire the majority of our older 727 and DC-8 aircraft and to start to restructure our airline operations. We purchased two more 767-300 aircraft in February 2012 for deployment later this year, recognizing their advantages and appeal to major air cargo network operators. This aircraft type continues to offer lower capital risk and attractive after-tax cash returns due to our passenger-to-freighter conversion strategy.”
Operating Results
CAM Leasing
Cargo Aircraft Management (CAM) recorded pretax earnings of $16.7 million, up 26 percent for the fourth quarter, and $60.0 million, up 44 percent, for the year. Revenues increased 28 percent to $38.5 million for the fourth quarter and grew by 39 percent for the year to $140.5 million.

At the end of 2011, CAM owned 52 aircraft that were available for service, of which 21 were in service under long term dry leases with external customers. A table showing ATSG's aircraft in service at year-end and a fleet projection for the end of 2012 is included at the end this release.

In February 2012, CAM and its customer First Air agreed to a three-year extension of First Air's lease of a CAM-owned Boeing 767-200 freighter that had been due to expire in 2012. None of CAM's 21 externally leased 767 freighters has a lease expiration date before June 2015, and the average remaining lease term exceeds five years.

 ACMI Services
Fourth-quarter revenues were $108.3 million, excluding fuel and other reimbursed expenses, down one percent from the fourth quarter of 2010. Fourth-quarter pretax earnings from ACMI Services were $1.8 million, compared with $6.0 million in the fourth quarter of 2010.
Excluding results from Schenker for 2010 and 2011, fourth-quarter ACMI revenues excluding reimbursables were $96.5 million, up 14 percent from a year earlier. Fourth-quarter block hours excluding Schenker increased eight percent to 20,245. Revenues per block hour excluding Schenker increased primarily because of the addition of higher lease-rate 767-300 aircraft to the ACMI fleet mix and due to operating an increased number of shorter air routes.
Fourth-quarter ACMI earnings comparisons to 2010 were substantially affected by the reduction in the the Company's operations for DB Schenker, by rate reductions for services to the U.S. Military, and by the cost of training and transitioning eligible DC-8 and 727 flight crew members to other aircraft types. The majority of these transitioning and related reorganization costs continue into 2012 and, combined with seasonality factors and an increase in expenses related to ABX Air's frozen pension plans, will result in a pretax loss for this segment in the first quarter.
Other Activities
Revenues from ATSG's other businesses rose 15 percent to $28.0 million before elimination of inter-company results. Pre-tax profit from other activities totaled $4.3 million in the fourth quarter of 2011, compared with $2.4 million a year earlier. Additional revenues from the Company's aircraft maintenance and postal businesses drove the improved results.
2011 Full Year Results
Revenues in 2011 increased nine percent to $730.1 million, including $160.7 million in reimbursements for fuel and related expenses, compared to $667.4 million in 2010. Schenker-related revenues were 15 percent of total revenues excluding reimbursables in 2011. ATSG's 2011 net earnings from continuing operations were $23.9 million, or 37 cents per share, down from $39.9 million, or 62 cents per share in 2010.

Pretax earnings for 2011 included $27.1 million in impairment charges related to aircraft asset values, goodwill and customer intangibles as a result of DB Schenker's network phase-out, $2.9 million in write-offs of unamortized debt issuance costs, and an aggregate $4.9 million in unrealized losses on derivative instruments. In 2010, pretax earnings included $3.5 million in gains from reimbursements for severance and retention benefits. Pretax earnings from continuing operations, adjusted for these items, increased 27 percent to $75.8 million in 2011. Adjusted EBITDA increased nine percent to $180.8 million in 2011.
2012 Outlook
"We will devote significant resources in the first quarter toward realigning our ACMI Services businesses for growth. As a result, our first quarter 2012 financial results are expected to be below first-quarter 2011 levels. After the first quarter, we expect to grow toward a range of $190 to $200 million in adjusted EBITDA for the year, including the effect of increased pension expense and increases in engine maintenance costs," Hete said.

“Our 2012 results will benefit from a full year of gains from the owned and leased aircraft which entered service during 2011, as well as owned and leased aircraft which we plan to add during 2012. Aircraft added during 2011 included nine 767 freighters and one 757 freighter. Additions planned for 2012 include seven more 767s, and two 757 combis. We also intend to leverage the more flexible credit facility we negotiated last spring to help fund future fleet expansion. More important, our fleet is substantially more modern, more fuel efficient, and more reliable than ever before, at a time when those efficiencies and performance levels are vital to both our existing and potential customers. We remain confident about the continued customer interest and strong yield potential from our investments in converted freighter assets, and about the service commitment of those who support them," Hete said.
Conference Call
ATSG will host a conference call on Tuesday, March 6, 2012, at 10:00 a.m. Eastern time to review its financial results for the fourth quarter of 2011. Participants should dial 800-706-7748 and international participants should dial 617-614-3473 ten minutes before the scheduled start of the call and ask for conference pass code 38617936. The call also will be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors. A replay of the conference call will be available by phone the same day beginning at 1:00 p.m. and continuing through Tuesday, March 13, 2012, by dialing 888-286-8010 (international callers 617-801-6888); use pass code 18575315. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, LLC; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the cost and timing associated with the modification and deployment of Boeing 767 and Boeing 757 aircraft, the availability and cost to acquire used passenger aircraft for freighter modification, ATSG's continuing ability to place modified aircraft into commercial service, ABX Air's ability to maintain on-time service and control costs under its operating agreement with DHL, ATSG's effectiveness in restructuring its airline operations affected by DB Schenker's restructuring of its U.S. air cargo operations, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
REVENUES	$166,465	$178,601	$730,133	$667,382

OPERATING EXPENSES
Salaries, wages and benefits	48,338	47,158	188,884	176,988
Fuel	19,858	35,573	150,003	133,776
Depreciation and amortization	22,198	22,284	91,063	87,594
Maintenance, materials and repairs	19,503	21,788	86,929	79,143
Landing, ramp, rent and insurance	14,602	11,083	57,140	48,292
Travel	7,532	6,326	28,335	22,709
Other operating expenses	8,525	10,248	38,006	37,204
Impairment of aircraft, goodwill and acquired intangibles	—	—	27,144	—
	140,556	154,460	667,504	585,706

OPERATING INCOME	25,909	24,141	62,629	81,676
OTHER INCOME (EXPENSE)
Interest income	51	75	179	316
Interest expense	(3,237)	(4,251)	(14,181)	(18,675)
Write off of unamortized debt issuance costs	—	—	(2,886)	—
Unrealized gain/(loss) on derivative instruments	556	—	(4,881)	—
	(2,630)	(4,176)	(21,769)	(18,359)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	23,279	19,965	40,860	63,317

INCOME TAX EXPENSE	(9,749)	(8,114)	(16,995)	(23,413)

EARNINGS FROM CONTINUING OPERATIONS	13,530	11,851	23,865	39,904

LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(599)	(12)	(673)	(70)

NET EARNINGS	$12,931	$11,839	$23,192	$39,834

EARNINGS (LOSS) PER SHARE - Basic
Continuing operations	$0.21	$0.19	$0.38	$0.64
Discontinued operations	(0.01)	—	(0.01)	(0.01)
NET EARNINGS PER SHARE	$0.20	$0.19	$0.37	$0.63

EARNINGS (LOSS) PER SHARE - Diluted
Continuing operations	$0.21	$0.19	$0.37	$0.62
Discontinued operations	(0.01)	—	(0.01)	—
NET EARNINGS PER SHARE	$0.20	$0.19	$0.36	$0.62

WEIGHTED AVERAGE SHARES
Basic	63,336	62,814	63,284	62,807
Diluted	64,109	63,809	64,085	64,009

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,503	$46,543
Accounts receivable, net of allowance of $434 in 2011 and $1,090 in 2010	42,278	40,876
Inventory	8,906	7,205
Prepaid supplies and other	9,785	10,132
Deferred income taxes	31,548	12,879
Aircraft and engines held for sales	9,831	—
TOTAL CURRENT ASSETS	132,851	117,635

Property and equipment, net	748,913	658,756
Other assets	18,579	25,227
Intangibles	6,396	9,259
Goodwill	86,980	89,777
TOTAL ASSETS	$993,719	$900,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$48,360	$40,558
Accrued salaries, wages and benefits	23,226	24,145
Accrued expenses	10,291	12,144
Current portion of debt obligations	13,223	36,591
Unearned revenue	12,487	10,794
TOTAL CURRENT LIABILITIES	107,587	124,232
Long term debt obligations	333,681	265,937
Post-retirement liabilities	185,562	116,614
Other liabilities	54,212	52,048
Deferred income taxes	42,530	39,746

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,015,789 and 63,652,228 shares issued and outstanding in 2011 and 2010, respectively	640	637
Additional paid-in capital	520,613	518,925
Accumulated deficit	(148,059)	(171,251)
Accumulated other comprehensive loss	(103,047)	(46,234)
TOTAL STOCKHOLDERS’ EQUITY	270,147	302,077
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$993,719	$900,654

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues
CAM Leasing	$38,534	$30,199	$140,469	$101,375
ACMI Services
Airline services	108,342	109,805	444,778	432,082
Other Reimbursables	22,669	41,363	160,683	143,330
DHL Severance and Retention activities	—	—	—	4,000
Total ACMI Services	131,011	151,168	605,461	579,412
Other Activities	28,042	24,472	105,284	87,660
Total Revenues	197,587	205,839	851,214	768,447
Eliminate internal revenues	(31,122)	(27,238)	(121,081)	(101,065)
Customer Revenues	$166,465	$178,601	$730,133	$667,382

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	16,726	13,304	59,982	41,586
ACMI Services
Airline services	1,768	5,970	6,576	17,339
DHL Severance and Retention activities	—	—	—	3,549
	1,768	5,970	6,576	20,888
Asset impairments	—	—	(27,144)	—
Other Activities	4,330	2,417	11,331	8,017
Net, unallocated interest expense	(101)	(1,726)	(2,118)	(7,174)
Write off of unamortized debt issuance costs	—	—	(2,886)	—
Net gain (loss) on derivative instruments	556	—	(4,881)	—
Total Pre-tax Earnings	$23,279	$19,965	$40,860	$63,317

Adjustments to Pre-tax Earnings
Add Asset impairment charges	—	—	27,144	—
Less Net (Gain) Loss on derivative instruments	(556)	—	4,881	—
Add Write-off of unamortized debt issuance costs	—	—	2,886	—
Less DHL Severance and Retention activities	—	—	—	(3,549)
Adjusted Pre-tax Earnings	$22,723	$19,965	$75,771	$59,768

Notes: During the first half of 2011, the Company refinanced its long-term debt, recorded charges to write-off unamortized debt origination costs associated with terminated credit agreements and recognized losses for certain interest rate swaps which had been designated as hedges of the previous debt. Severance and Retention activities reflect compensation from DHL for ABX's costs and efforts to support DHL's U. S. network restructuring in 2008 through March 2010. Other Reimbursable revenues include certain operating costs that are reimbursed to the airlines by their customers. Such costs include fuel used, landing fees and certain aircraft maintenance expenses.

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less amounts related to the Severance and Retention agreement with DHL, plus net derivative losses, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt, plus asset impairment charges. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Earnings from Continuing Operations Before
Income Taxes	$23,279	$19,965	$40,860	$63,317
Interest Income	(51)	(75)	(179)	(316)
Interest Expense	3,237	4,251	14,181	18,675
Depreciation and Amortization	22,198	22,284	91,063	87,594
EBITDA from Continuing Operations	$48,663	$46,425	$145,925	$169,270
Add Asset impairment charges	—	—	27,144	—
Less Net (Gain) Loss on derivative instruments	(556)	—	4,881	—
Add Write-off of unamortized debt issuance costs	—	—	2,886	—
Less DHL Severance and Retention activities	—	—	—	(3,549)

Adjusted EBITDA from Continuing Operations	$48,107	$46,425	$180,836	$165,721

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less amounts related to the Severance and Retention Agreement with DHL, which ended in March 2010, plus net derivative losses, plus the write-off related to the termination of certain credit agreements in conjunction with the refinancing of the Company's debt, plus asset impairment charges.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA and Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations, and Adjusted Pre-tax Earnings should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE AIRCRAFT FLEET

Aircraft Types
December 31,	2010			2011			2012 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	33	31	2	40	36	4	41	37	4
B767-300	1	—	1	3	2	1	9	7	2
B757-200	2	2	—	3	3	—	3	3	—
B757 Combi	—	—	—	—	—	—	2	2	—
DC-8	11	11	—	3	3	—	2	2	—
DC-8 Combi	4	4	—	4	4	—	2	2	—
B727-200	13	12	1	4	4	—	3	3	—
Total Aircraft In-Service	64	60	4	57	52	5	62	56	6

Owned Aircraft Placements
December 31,		2010			2011			2012

ATSG airlines		43			31			29-35
External customers		17			21			21-27
		60			52